Rule 424(b)(3)
                                                                 No. 333-15411

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated January 31, 1997. This Supplement replaces the Supplements dated February 7, 1997 and February 18, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of February 20, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after February 20, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of February 20, 1997, the Company had received aggregate subscription proceeds of $6,228,754 (622,875 Shares) from 316 stockholders. Net proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $5,300,000. As of February 20, 1997, $280,294 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of February 20, 1997, the Company had invested or committed for investment approximately $111,200,000 of net proceeds from the Initial Offering in 110 Properties, in providing mortgage financing to the tenants of the 35 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $22,900,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering Proceeds from this offering to invest in additional Properties and Mortgage Loans.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between January 25, 1997 and February 20, 1997, the Company acquired nine Properties consisting of land and building. The Properties are four Jack in the Box Properties (one in each of Humble and Houston, Texas; and Murrieta and Palmdale, California), two Burger King Properties (in Kent, Ohio; and Chattanooga, Tennessee), two Golden Corral Properties (one in each of Winchester and Hopkinsville, Kentucky) and a Denny's Property (in Tampa, Florida). For information regarding the 101 Properties acquired by the Company prior to January 25, 1997, see the Prospectus dated January 31, 1997.

      The Burger King Property in Kent, Ohio, and the Golden Corral Property in Hopkinsville, Kentucky, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of $1,768,185, representing the cost of the Properties to the Affiliates (including carrying costs) due to the fact that these amounts were less than each Property's appraised value.



February 26, 1997                              Prospectus Dated April 26, 1996






      In connection with the purchase of these nine Properties, the Company, as lessor entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The purchase prices for the Burger King Property in Chattanooga, Tennessee, and the Golden Corral Property in Hopkinsville, Kentucky, include development fees of $100,000 and $29,379, respectively, to an Affiliate of the Advisor for services provided in connection with the development of the Properties. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

      As of February 20, 1997, the Company had initial commitments to acquire nine properties, consisting of land and building. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all nine of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases."

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                                     - 2 -



                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Bennigan's              15 years; three five-      10.375% of the            for each lease year,    at any time after
Arvada, CO              year renewal options       Company's total cost      (i) 6% of annual        lease year five
Existing restaurant                                to purchase the           gross sales minus
                                                   property; increases by    (ii) the minimum
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

Burger King             20 years; two five-year    11% of Total Cost (1)     for each lease year,    None
Ooltewah, TN            renewal options                                      (i) 8.5% of annual
Restaurant to be                                                             gross sales minus
constructed                                                                  (ii) the minimum
                                                                             annual rent for such
                                                                             lease year

Golden Corral           15 years; four five-year   10.75% of Total Cost      for each lease year,    during the first
Jacksonville, FL        renewal options            (1)                       5% of the amount by     through seventh
Restaurant to be                                                             which annual gross      lease years and the
constructed                                                                  sales exceed a to be    tenth through
                                                                             determined breakpoint   fifteenth lease
                                                                                                     years only

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Bacliff, TX             renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Enunclaw, WA            renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Fresno, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year


                                                    - 3 -





                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Houston, TX (#4)        renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Oxnard, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Shoney's                20 years; two five-year    11% of Total Cost;        for each lease year,    at any time after
Phoenix, AZ             renewal options            increases by 10% after    (i) 6% of annual        the seventh lease
Restaurant to be                                   the fifth lease year      gross sales minus       year
constructed                                        and after every five      (ii) the minimum
                                                   years thereafter          annual rent for such
                                                   during the lease term     lease year
                                                   (1)



FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.


                                     - 4 -







      The following table sets forth the location of the nine Properties consisting of land and building, acquired by the Company, from January 25, 1997 through February 20, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                     - 5 -




                                            PROPERTY ACQUISITIONS
                               From January 25, 1997 through February 20, 1997

                                                     Lease Expira-
Property Location and       Purchase       Date         tion and          Minimum                             Option
Competition                 Price (1)    Acquired   Renewal Options   Annual Rent (2)    Percentage Rent   To Purchase
---------------------     ------------   --------   ---------------   ---------------    ---------------   -----------
JACK IN THE BOX (7)       $952,485       01/31/97   01/2015; four     $97,630 (6);       for each lease    at any time
(the "Murrieta            (excluding                five-year         increases by 8%    year, (i) 5% of   after the
Property")                closing                   renewal options   after the fifth    annual gross      seventh lease
Restaurant to be          costs)                                      lease year and     sales minus       year
constructed               (3)(6)                                      after every        (ii) the
                                                                      five years         minimum annual
The Murrieta Property                                                 thereafter         rent for such
is located within the                                                 during the         lease year (5)
southeast quadrant of                                                 lease term
Madison Avenue and
Kalmia Street, in
Murrieta, Riverside
County, California, in
an area of mixed
retail, commercial,
and residential
development.  Other
fast-food and family-
style restaurants
located in proximity
to the Murrieta
Property include a KFC
and a McDonald's.

JACK IN THE BOX (7)       $296,034       02/03/97   02/2015; four     10.75% of Total    for each lease    None
(the "Humble              (excluding                five-year         Cost (4);          year, (i) 5% of
Property")                closing and               renewal options   increases by 8%    annual gross
Restaurant to be          development                                 after the fifth    sales minus
constructed               costs) (3)                                  lease year and     (ii) the
                                                                      after every        minimum annual
The Humble Property is                                                five years         rent for such
located on the north                                                  thereafter         lease year (5)
side of Beltway 8 east                                                during the
of Old Humble Road, in                                                lease term
Houston, Harris
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.


                                                    - 6 -




                                                     Lease Expira-
Property Location and       Purchase       Date         tion and          Minimum                             Option
Competition                 Price (1)    Acquired   Renewal Options   Annual Rent (2)    Percentage Rent   To Purchase
---------------------     ------------   --------   ---------------   ---------------    ---------------   -----------
GOLDEN CORRAL             $302,363       02/03/97   02/2012; four     10.75% of Total    for each lease    during the
(the "Winchester          (excluding                five-year         Cost (4)           year, 5% of the   first through
Property")                closing and               renewal options                      amount by which   seventh lease
Restaurant to be          development                                                    annual gross      years and the
constructed               costs) (3)                                                     sales exceed      tenth through
                                                                                         $2,161,048 (5)    fifteenth lease
The Winchester                                                                                             years only
Property is located on
the west side of the
Winchester Bypass, in
Winchester, Clark
County, Kentucky, in
an area of mixed,
retail, commercial,
and residential
development.  Other
fast-food and family-
style restaurants
located in proximity
to the Winchester
Property include a
Sonic Drive-In, a Papa
John's, and several
local restaurants.

BURGER KING               $872,861       02/03/97   02/2017; four     $89,688;           for each lease    during the
(the "Kent Property")     (excluding                five-year         increases by 5%    year, (i) 6% of   eighth, ninth,
Existing restaurant       closing                   renewal options   after the fifth    annual gross      tenth, eleventh
                          costs)                                      lease year and     sales minus       and twelfth
The Kent Property is                                                  by 10% after       (ii) the          lease years
located on the east                                                   the tenth lease    minimum annual    only
side of South Water                                                   year and after     rent for such
Street, in Kent,                                                      every five         lease year
Portage County, Ohio,                                                 years
in an area of mixed                                                   thereafter
retail, commercial,                                                   during the
and residential                                                       lease term
development.  Other
fast-food and family-
style restaurants
located in proximity
to the Kent Property
include a Wendy's, a
Papa John's, two
McDonald's, a Dairy
Queen, and a local
restaurant.



                                                    - 7 -




                                                     Lease Expira-
Property Location and       Purchase       Date         tion and          Minimum                             Option
Competition                 Price (1)    Acquired   Renewal Options   Annual Rent (2)    Percentage Rent   To Purchase
---------------------     ------------   --------   ---------------   ---------------    ---------------   -----------
BURGER KING               $791,984       02/10/97   02/2017; two      11% of Total       for each lease    None
(the "Chattanooga         (excluding                five-year         Cost (4)           year, (i) 8.5%
Property")                closing and               renewal options                      of annual gross
Restaurant to be          development                                                    sales minus
renovated                 costs) (3)                                                     (ii) the
                                                                                         minimum annual
The Chattanooga                                                                          rent for such
Property is located on                                                                   lease year
the southwest corner
of Hamilton Place
Boulevard and Bams
Drive, in Chattanooga,
Hamilton County,
Tennessee, in an area
of mixed retail,
commercial, and
residential
development.  Other
fast-food and family-
style restaurants
located in proximity
to the Chattanooga
Property include a
Krystal's, an Arby's,
a Taco Bell, an Olive
Garden, a Wendy's, a
McDonald's, and
several local
restaurants.

DENNY'S                   $1,038,037     02/11/97   02/2017; two      $110,291 (6);      for each lease    during the
(the "Tampa Property")    (excluding                five-year         increases by       year, (i) 5% of   eighth, tenth,
Restaurant to be          closing                   renewal options   11% after the      annual gross      and twelfth
renovated                 costs)                                      fifth lease        sales minus       lease years
                          (3)(6)                                      year and after     (ii) the          only
The Tampa Property is                                                 every five         minimum annual
located at the                                                        years              rent for such
southeast quadrant of                                                 thereafter         lease year
the intersection of                                                   during the
U.S. Highway 301 and                                                  lease term
Interstate 4, in
Tampa, Hillsborough
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food and family-
style restaurants
located in proximity
to the Tampa Property
include a Waffle House
and a Subway Sandwich
Shop.


                                                    - 8 -




                                                     Lease Expira-
Property Location and       Purchase       Date         tion and          Minimum                             Option
Competition                 Price (1)    Acquired   Renewal Options   Annual Rent (2)    Percentage Rent   To Purchase
---------------------     ------------   --------   ---------------   ---------------    ---------------   -----------
JACK IN THE BOX (7)       $1,125,244     02/11/97   02/2015; four     $115,337 (6);      for each lease    at any time
(the "Palmdale            (excluding                five-year         increases by 8%    year, (i) 5% of   after the
Property")                closing                   renewal options   after the fifth    annual gross      seventh lease
Restaurant to be          costs)                                      lease year and     sales minus       year
constructed               (3)(6)                                      after every        (ii) the
                                                                      five years         minimum annual
The Palmdale Property                                                 thereafter         rent for such
is located at the                                                     during the         lease year (5)
southeast corner of                                                   lease term
Avenue P and Antelope
Valley Freeway 14, in
Palmdale, Los Angeles
County, California, in
an area of mixed
retail, commercial,
and residential
development.  Other
fast-food and family-
style restaurants
located in proximity
to the Palmdale
Property include a
McDonald's, a Taco
Bell, an Applebee's, a
Boston Market, a
Chili's, and several
local restaurants.

JACK IN THE BOX (7)       $861,735       02/11/97   02/2015; four     $88,328 (6);       for each lease    at any time
(the "Houston #3          (excluding                five-year         increases by 8%    year, (i) 5% of   after the
Property")                closing                   renewal options   after the fifth    annual gross      seventh lease
Restaurant to be          costs)                                      lease year and     sales minus       year
constructed               (3)(6)                                      after every        (ii) the
                                                                      five years         minimum annual
The Houston #3                                                        thereafter         rent for such
Property is located on                                                during the         lease year (5)
the northwest corner                                                  lease term
of Airport Boulevard
and Ruthby Street, in
Houston, Harris
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.



                                                    - 9 -





                                                     Lease Expira-
Property Location and       Purchase       Date         tion and          Minimum                             Option
Competition                 Price (1)    Acquired   Renewal Options   Annual Rent (2)    Percentage Rent   To Purchase
---------------------     ------------   --------   ---------------   ---------------    ---------------   -----------
GOLDEN CORRAL             $895,324       02/19/97   09/2016; two      $141,912;          for each lease    at any time
(the "Hopkinsville        (excluding                five-year         increases by       year, (i) 6% of   after the
Property")                closing                   renewal options   12% after the      annual gross      seventh lease
Existing restaurant       costs)                                      fifth lease        sales minus       year
                                                                      year and after     (ii) the
The Hopkinsville                                                      every five         minimum annual
Property is located on                                                years              rent for such
the west side of                                                      thereafter         lease year
Clinic Drive within                                                   during the
the quadrant formed by                                                lease term
nearby Pennyrile
Parkway and U.S. Route
41A, in Hopkinsville,
Christian County,
Kentucky, in an area
of mixed retail,
commercial, and
residential
development.  Other
fast-food and family-
style restaurants
located in proximity
to the Hopkinsville
Property include
several local
restaurants.


FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                Federal Tax Basis
      --------                -----------------

      Murrieta Property           $617,000
      Humble Property              627,000
      Winchester Property          910,000
      Kent Property                686,000
      Chattanooga Property         473,000
      Tampa Property               695,000
      Palmdale Property            559,000
      Houston #3 Property          543,000
      Hopkinsville Property        880,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Humble Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease or (ii) the date the restaurant opens for business to the public. For the Winchester Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) 180 days after execution of the lease. For the Chattanooga Property, minimum annual rent will become due and payable on the possession date, which is June 24, 1997 (the "Possession Date"). During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Humble Property, as described above, the tenant shall pay monthly "interim rent" equal to 10.75% per annum of the amount funded by the Company in connection with the purchase and construction of the Property. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Winchester Property, as described above, "interim rent" equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue and shall be payable in a single lump sum on the date minimum annual rent becomes payable for this Property.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------

      Murrieta Property            $  952,485            July 30, 1997
      Humble Property                 912,409            August 2, 1997
      Winchester Property           1,272,678            August 2, 1997
      Chattanooga Property          1,202,224            June 24, 1997
      Tampa Property                1,038,037            August 10, 1997
      Palmdale Property             1,125,244            August 10, 1997
      Houston #3 Property             861,735            August 10, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Murrieta, Humble, Palmdale and Houston #3 Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASE

      Between January 25, 1997 and February 20, 1997, the Company obtained three advances totalling $533,068 under its $15,000,000 Loan. The proceeds of these advances were used to acquire Equipment for three restaurant properties, two in Warner Robins, Georgia (the "Warner Robins #1 Secured Equipment Lease" and the "Warner Robins #2 Secured Equipment Lease") and one in El Cajon, California (the "El Cajon Secured Equipment Lease"), at a cost of $533,068, including Secured Equipment Lease Servicing Fees of $10,412 to the Advisor. The Warner Robins #1 Secured Equipment Lease and Warner Robins #2 Secured Equipment Lease are fully amortizing term loans repayable over five years.
The El Cajon Secured Equipment Lease is considered to be an interest only loan for the first two months and upon obtaining an additional advance prior to May 1997 will become a fully amortizing term loan repayable over six years. The advances bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan).

      The following table sets forth a summary of the principal terms of the acquisition and lease of the Equipment.

                                           SECURED EQUIPMENT LEASE
                               From January 25, 1997 through February 20, 1997
                                       Purchase          Date          Lease          Annual        Option
Description                            Price (1)       Acquired      Expiration      Rent (2)    To Purchase
-----------                            ---------       --------      ----------      --------    -----------
EQUIPMENT FOR FAZOLI'S              $178,307           01/28/97        01/2002        $3,924         (5)
RESTAURANT IN WARNER ROBINS,        (excluding
GEORGIA                             closing costs
(the "Warner Robins #1 Secured      and Secured
Equipment Lease")                   Equipment Lease
                                    Servicing Fee)

EQUIPMENT FOR POPEYE'S              $192,311           01/28/97        01/2002        $4,231         (5)
RESTAURANT IN WARNER ROBINS,        (excluding
GEORGIA                             closing costs
(the "Warner Robins #2 Secured      and Secured
Equipment Lease")                   Equipment Lease
                                    Servicing Fee)

EQUIPMENT FOR GOLDEN CORRAL         $150,000              (3)            (4)           (4)           (5)
RESTAURANT IN EL CAJON,             (excluding
CALIFORNIA                          closing costs
(the "El Cajon Secured              and Secured
Equipment Lease")                   Equipment Lease
                                    Servicing Fee)


FOOTNOTES:

(1) The Secured Equipment Lease is expected to be treated as a loan secured by personal property for federal income tax purposes.

(2) Rental payments due under the Secured Equipment Lease are payable monthly, commencing on the effective date of the lease.

(3) On February 10, 1997, the Company obtained an advance of $153,658 for partial funding of the Equipment for a restaurant property in El Cajon, California. The Company anticipates obtaining another advance of $323,376 to fund the balance of the acquisition price of the Equipment within three months of obtaining the initial advance of $153,658 described above.

(4) The temporary Secured Equipment Lease entered into on February 10, 1997, has a term of three months and requires the payment of monthly rent of $1,320. Upon funding the balance of the Equipment purchase price, which is expected to occur in the third month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately six years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of approximately 10.50% per annum.

(5) Lessee may purchase the Equipment prior to the expiration of Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of 10% per annum.

    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
  GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM JANUARY 25, 1997
                           THROUGH FEBRUARY 20, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from January 25, 1997 through February 20, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                   Jack in the Box       Jack in the Box      Golden Corral      Burger King
                                  Murrieta, CA (5)(6)   Humble, TX (5)(6)   Winchester, KY (5)    Kent, OH
                                  -------------------   -----------------   ------------------   -----------
Pro Forma Estimate
  of Taxable Income
  Before Dividends Paid
  Deduction:

Base Rent (1)                           $ 97,630            $ 94,696             $126,063         $ 89,688

Asset Management Fees (2)                 (5,709)             (5,294)              (6,904)          (5,237)

General and Administrative
  Expenses (3)                            (6,053)             (5,871)              (7,816)          (5,561)
                                        --------            --------             --------         --------

Estimated Cash Available
  from Operations                         85,868              83,531              111,343           78,890

Depreciation and Amortization
  Expense (4)                            (15,822)            (16,083)             (23,332)         (17,602)
                                        --------            --------             --------         --------

Pro Forma Estimate
  of Taxable Income
  Before Dividends Paid
  Deduction of the Company              $ 70,046            $ 67,448             $ 88,011         $ 61,288
                                        ========            ========             ========         ========



                                                See Footnotes

                                                   - 15 -




                               Burger King          Denny's        Jack in the Box       Jack in the Box
                           Chattanooga, TN (5)   Tampa, FL (5)   Palmdale, CA (5)(6)  Houston #3, TX (5)(6)
                           -------------------   -------------   -------------------  ---------------------
Pro Forma Estimate
  of Taxable Income
  Before Dividends Paid
  Deduction:

Base Rent (1)                    $127,158          $110,291           $115,338              $ 88,328

Asset Management Fees (2)          (6,662)           (6,203)            (6,745)               (5,164)

General and Administrative
  Expenses (3)                     (7,884)           (6,838)            (7,151)               (5,476)
                                 --------          --------           --------              --------

Estimated Cash Available
  from Operations                 112,612            97,250            101,442                77,688

Depreciation and Amortization
  Expense (4)                     (12,122)          (17,818)           (14,329)              (13,923)
                                 --------          --------           --------              --------

Pro Forma Estimate
  of Taxable Income
  Before Dividends Paid
  Deduction of the Company       $100,490          $ 79,432           $ 87,113              $ 63,765
                                 ========          ========           ========              ========



                                                See Footnotes

                                                   - 16 -





                                              Golden Corral
                                            Hopkinsville, KY     Total
                                            ----------------   ---------
Pro Forma Estimate
  of Taxable Income
  Before Dividends Paid
  Deduction:

Base Rent (1)                                   $141,912      $ 991,104

Asset Management Fees (2)                         (7,518)       (55,436)

General and Administrative
  Expenses (3)                                    (8,799)       (61,449)
                                                --------      ---------

Estimated Cash Available
  from Operations                                125,595        874,219

Depreciation and Amortization
  Expense (4)                                    (22,573)      (153,604)
                                                --------      ---------

Pro Forma Estimate
  of Taxable Income
  Before Dividends Paid
  Deduction of the Company                      $103,022      $ 720,615
                                                ========      =========


FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years.


                                    - 17 -




(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------

      Murrieta Property             July 30, 1997
      Humble Property               August 2, 1997
      Winchester Property           August 2, 1997
      Chattanooga Property          June 24, 1997
      Tampa Property                August 10, 1997
      Palmdale Property             August 10, 1997
      Houston #3 Property           August 10, 1997

(6) The lessee of the Murrieta, Humble, Palmdale and Houston #3 Properties is the same unaffiliated lessee.



                                     - 18 -